Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-109474, 333-100238, and 333-53384 of BioSante Pharmaceuticals, Inc. (BioSante) on Form S-8 and Registration Statement Nos. 333-64218, 333-116110, and 333-136852 of BioSante on Form S-3 of our report dated March 26, 2007, appearing in the Annual Report on Form 10-K of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois

March 26, 2007